Exhibit 99.1

SELECTED COMBINING CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

On May 27, 2021, FSP One Ravinia Drive LLC, FSP Two Ravinia Drive LLC, and FSP One Overton Park LLC (together, the “Seller”), each a wholly-owned subsidiary of Franklin Street Properties Corp. (“FSP Corp.” or the “Registrant”), sold three properties (collectively, the “Properties”) to One Ravinia Owner LLC, Two Ravinia Owner LLC, and One Overton Owner LLC (together, the “Buyer”), each an affiliate of Crocker Partners LLC (the “Buyer”), pursuant to a Purchase and Sale Agreement dated March 5, 2021 (as amended, the “Agreement”).  The aggregate purchase price for the Properties was $219,500,000.  There were no material relationships, other than in respect of the Agreement, among the Seller and the Buyer, or any of their respective affiliates.  The Properties are located at One Ravinia Drive NE, Dunwoody, Georgia, Two Ravinia Drive NE, Dunwoody, Georgia, and 3625 Cumberland Boulevard SE, Atlanta, Georgia.

The following unaudited pro forma condensed consolidated financial statements of FSP Corp. have been prepared to show the pro forma effect of the disposal of the Properties and have been prepared in accordance with Article 11 of Regulation S-X by applying pro forma adjustments to our historical combined financial information. The pro forma transaction accounting adjustments for the sale of the Properties consist of those necessary to account for the disposal. The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of FSP Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. The pro forma consolidated balance sheet has been presented as if the dispositions had occurred as of March 31, 2021. The pro forma condensed consolidated statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are presented as if the dispositions were completed on January 1, 2020.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the actual results of operations of the Properties for the periods indicated, nor do they purport to represent the financial condition or results of operations of FSP Corp. for any future period. These unaudited pro forma financial statements are provided for informational purposes only. FSP Corp.’s financial position and results of operations after the disposition of the Properties may be significantly different than what is presented in these unaudited pro forma financial statements. In the opinion of FSP Corp. management, all material adjustments necessary to reflect the effect of the above transactions have been made.

Franklin Street Properties Corp.

Unaudited Condensed Consolidated Pro Forma Balance Sheets

March 31, 2021

(dollars in thousands, except per share amounts)

		Transaction
	Historical	Accounting
	FSP Corp. (a)	Adjustments		Pro Forma

Assets:
Real estate assets, net	$1,601,613	$(170,473)	(b)	$1,431,140
Acquired real estate leases, net	25,836	(1,810)	(b)	24,026
Cash, cash equivalents and restricted cash	4,113	210,471	(c)	214,584
Tenant rents receivable, net	4,337	-		4,337
Straight-line rents receivable, net	69,743	(7,959)	(b)	61,784
Prepaid expenses and other assets	5,873	-		5,873
Related party mortgage loan receivable	21,000	-		21,000
Office computers & furniture, net	147	-		147
Deferred leasing commissions, net	56,771	(6,165)	(b)	50,606

Total assets	$1,789,433	$24,064		$1,813,497

Liabilities and stockholders' equity:
Liabilities:
Bank note payable	$27,500	$-		$27,500
Term loan payable, net of unamortized financing costs	717,668	-		717,668
Series A & Series B Senior Notes	199,219	-		199,219
Accounts payable and accrued expenses	63,456	(938)	(b)	62,518
Accrued compensation	1,390	-		1,390
Tenant security deposits	8,041	(447)	(b)	7,594
Lease liability	1,444	-		1,444
Other liabilities: derivative liabilities	13,698	-		13,698
Acquired unfavorable real estate leases, net	1,433	(483)	(b)	950
Total liabilities	1,033,849	(1,868)		1,031,981

Stockholders' Equity:
Preferred stock	-	-		-
Common stock	11	-		11
Additional paid in capital	1,357,131	-		1,357,131
Accumulated other comprehensive loss	(13,698)	-		(13,698)
Accumulated distributions in excess of
accumulated earnings	(587,860)	25,932	(d)	(561,928)
Total stockholders' equity	755,584	25,932		781,516

Total liabilities and stockholders' equity	$1,789,433	$24,064		$1,813,497

Franklin Street Properties Corp.

Unaudited Condensed Consolidated Pro Forma Statements of Operations

For the Three Months Ended

March 31, 2021

(dollars in thousands, except per share amounts)

		Transaction
	Historical	Accounting
	FSP Corp. (e)	Adjustments		Pro Forma
Revenues:
Rental	$58,623	$(5,882)	(f)	$52,741
Related party revenue:
Management fees and interest from loans	410	-		410
Other	6	-		6
Total revenues	59,039	(5,882)		53,157
Expenses:
Real estate operating expenses	15,939	(2,015)	(f)	13,924
Real estate taxes and insurance	12,366	(972)	(f)	11,394
Depreciation and amortization	24,381	(2,305)	(f)	22,076
General and administrative	4,146	(7)	(f)	4,139
Interest	8,600	-		8,600
Total expenses	65,432	(5,299)		60,133

Income (loss) before taxes on income	(6,393)	(583)		(6,976)
Tax expense on income	67	-		67

Net loss	$(6,460)	$(583)		$(7,043)

Weighted average number of shares outstanding, basic and diluted	107,328			107,328

Net loss per share, basic and diluted	$(0.06)			$(0.07)

Franklin Street Properties Corp.

Unaudited Condensed Consolidated Pro Forma Statements of Operations

For the Year Ended

December 31, 2020

(dollars in thousands, except per share amounts)

		Transaction
	Historical	Accounting
	FSP Corp. (e)	Adjustments		Pro Forma
Revenues:
Rental	$244,207	$(25,283)	(f)	$218,924
Related party revenue:
Management fees and interest from loans	1,610	-		1,610
Other	31	-		31
Total revenues	245,848	(25,283)		220,565
Expenses:
Real estate operating expenses	66,940	(8,776)	(f)	58,164
Real estate taxes and insurance	48,390	(3,797)	(f)	44,593
Depreciation and amortization	88,558	(9,803)	(f)	78,755
General and administrative	14,997	(60)	(f)	14,937
Interest	36,026	-		36,026
Total expenses	254,911	(22,436)		232,475

Gain on sale of property	41,928	25,931	(g)	67,859
Income (loss) before taxes on income	32,865	23,084		55,949
Tax expense on income	250	-		250

Net income	$32,615	$23,084		$55,699

Weighted average number of shares outstanding, basic and diluted	107,303			107,303

Net income per share, basic and diluted	$0.30			$0.52

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

The above unaudited condensed consolidated pro forma financial statement presentation has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of FSP Corp. Certain assumptions regarding the operations of FSP Corp. have been made in connection with the preparation of the condensed consolidated financial pro forma information. These assumptions are as follows:

1. Adjustments to Pro Forma Condensed Consolidated Balance Sheet

(a)

Represents FSP Corp.’s historical condensed consolidated balance sheet as of March 31, 2021, which was derived from FSP Corp.’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2021. FSP Corp. elected to be, and is qualified as, a real estate investment trust for federal income tax purposes. FSP Corp. has met the various required tests; therefore, no provision for federal or state income taxes has been reflected on real estate operations.

FSP Corp. has subsidiaries which are not in the business of real estate operations. Those subsidiaries are taxable as real estate investment trust subsidiaries, or TRS, and are subject to income taxes at statutory tax rates. The taxes on income shown in the pro forma condensed consolidated statements of operations are the taxes on the income of the TRS. There are no material items that would cause a deferred tax asset or a deferred tax liability.

(b)

Represents FSP Corp.’s disposition of the Properties and the necessary adjustments to eliminate the real estate assets, rights and obligations associated with tenant leasing arrangements, accrued property taxes and related intangible assets based on their carrying values as of March 31, 2021 associated with the disposition of the Properties.

(c)

Represents the net disposition proceeds received. The gross sales price of the Properties was $219,500 before purchase credits of $6,186, estimated disposition related costs of $1,458, payment of $938 of property taxes and payment of security deposits to the Buyer of $447.

(d)

Represents FSP Corp.’s disposition of the Properties and the related nonrecurring estimated gain on sale. The gain has been calculated based upon the net disposition proceeds of $210,471, as described above in (c), less the carrying amounts as of March 31, 2021 of assets and liabilities disposed of on May 27, 2021.

2. Adjustments to Pro Forma Condensed Consolidated Statements of Operations

(e)

Represents FSP Corp.’s historical condensed consolidated statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, which were derived from FSP Corp.’s quarterly report on Form 10-Q for the three months ended March 31, 2021 and the annual report on Form 10-K for the year ended December 31, 2020, respectively. The condensed consolidated statement of operations for the year ended December 31, 2020 includes a nonrecurring gain of $41,928 for the sale of a property unrelated to the Properties sold on May 27, 2021.

(f)	Represents FSP Corp.’s disposition of the Properties and the necessary adjustment to eliminate the impact of historical rental income, real estate operating expenses, real estate taxes and insurance, depreciation and amortization and general and administrative expenses associated with the Properties.

(g)

Represents the disposition of the Properties and the related nonrecurring estimated gain on sale. The gain has been calculated based upon the net disposition proceeds of $210,471, as described above in (c), less the carrying amounts as of March 31, 2021 of assets and liabilities disposed of on May 27, 2021.